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Exhibit 4.1

         EXECUTION COPY

MILLICOM INTERNATIONAL CELLULAR S.A.

Issuer

TO

THE BANK OF NEW YORK

Trustee

Indenture

Dated as of November 24, 2003

$550,000,000

10% SENIOR NOTES DUE 2013

MILLICOM INTERNATIONAL CELLULAR S.A.

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08
		6.10
§ 311	(a)	6.13
	(b)	6.13
§ 312	(a)	7.01
		7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§ 313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	7.03(a)
	(d)	7.03(b)
§ 314	(a)	7.04
	(a)(4)	10.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
§ 315	(a)	6.01
	(b)	6.02
	(c)	6.01
	(d)	6.01
	(e)	5.14
§ 316	(a)(1)(A)	5.12
	(a)(1)(B)	5.02, 5.13
	(a)(2)	Not Applicable
	(b)	5.08
	(c)	1.04(c)
§ 317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§ 318		1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

Guarantee	7
Holder	7
Incur	7
Indenture	7
Interest Payment Date	7
Interest Rate, Currency or Commodity Price Agreement	7
Investment	7
Investment Grade	7
Leverage Ratio	8
Lien	8
Mandatorily Exchangeable Notes	8
Maturity	8
Minority Owned Affiliate	8
Moody's	8
Net Available Proceeds	8
Net Debt	9
Offer to Purchase	9
Officer's Certificate	10
Operating Entity	10
Operating Income	11
Opinion of Counsel	11
Outstanding	11
Paying Agent	12
Permitted Holder	12
Permitted Interest Rate, Currency or Commodity Price Agreement	12
Permitted Investments	12
Permitted Liens	13
Person	15
Predecessor Security	15
Preferred Dividends	15
Preferred Stock	15
Pro Rata Portion	15
Purchase Amount	16
Purchase Date	16
Qualified Securitization Transaction	16
Rating Agencies	16
Rating Category	16
Rating Decline	16
Receivables and Related Assets	16
Redeemable Stock	16
Redemption Date	16
Redemption Price	17
Registration Default	17
Registration Rights Agreement	17
Regular Record Date	17
Regulation S	17
Regulation S Certificate	17
Regulation S Global Securities	17
Regulation S Legend	17
Regulation S Securities	17

	Related Assets	17
	Related Business	17
	Related Person	17
	Resale Registration Statement	17
	Responsible Officer	17
	Restricted Affiliate	17
	Restricted Global Securities	18
	Restricted Group	18
	Restricted Period	18
	Restricted Securities	18
	Restricted Securities Certificate	18
	Restricted Securities Legend	18
	Restricted Subsidiary	18
	S&P	18
	Sale and Leaseback Transaction	18
	Securities Act	18
	Securities Lending Agreement	18
	Securitization Entity	18
	Security Register and Security Registrar	19
	Significant Restricted Group Member	19
	Special Interest	19
	Special Record Date	19
	Standard Securitization Undertakings	19
	Stated Maturity	19
	Strategic Investor	20
	Subsidiary	20
	Successor Security	20
	Trustee	20
	Trust Indenture Act	20
	Unrestricted Affiliate	20
	Unrestricted Subsidiary	20
	U.S. Dollar Equivalent	20
	Vice President	21
	Voting Stock	21
	Weighted Average Life to Maturity	21
	Wholly Owned Restricted Subsidiary	21
	13 1/2% Notes	21
	11% Notes	21
	2% Notes	21
SECTION 1.02.	Compliance Certificates and Opinions	21
SECTION 1.03.	Form of Documents Delivered to Trustee	22
SECTION 1.04.	Acts of Holders; Record Dates	22
SECTION 1.05.	Notices, Etc., to Trustee and Company	23
SECTION 1.06.	Notice to Holders; Waiver	23
SECTION 1.07.	Conflict with Trust Indenture Act	24
SECTION 1.08.	Effect of Headings and Table of Contents	24
SECTION 1.09.	Successors and Assigns	24
SECTION 1.10.	Separability Clause	24
SECTION 1.11.	Benefits of Indenture	24
SECTION 1.12.	Governing Law	24

v

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

        INDENTURE, dated as of November 24, 2003, between Millicom International Cellular S.A., a société anonyme organized and existing under the laws of The Grand Duchy of Luxembourg (herein called the "Company"), having its principal office at 75 Route de Longwy, L-8080 Bertrange, Luxembourg and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 10% Senior Notes due 2013 (herein called the "Securities"), to be issued in one series as herein set forth.

        All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE
Definitions and Other Provisions of General Application

        SECTION 1.01.    Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted International Financial Reporting Standards and, except as otherwise herein expressly provided, the term "International Financial Reporting Standards", with respect to any computation required or permitted hereunder, shall mean such accounting principles as are generally accepted at the date of this Indenture; and

          (4)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Acquired Debt" means Debt of any Person at the time it becomes a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate; provided that the Leverage Ratio of the Company and its Restricted Group, after giving pro forma effect to the transaction or transactions by which such Person becomes a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, would be not more than such ratio of the Company and its Restricted Group before giving effect to such transactions.

        "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

        "Additional Securities" means additional Securities (other than the Securities initially issued pursuant to this Indenture) issued from time to time under this Indenture in accordance with Section 3.13 hereof, as part of the same series as the Securities initially issued pursuant to this Indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent Member" means any member of, or participant in, the Depository.

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (including by way of a Sale and Leaseback Transaction) by the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (including a consolidation or merger or other sale of any such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate with, into or to another Person in a transaction in which such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate ceases to be a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, but excluding a disposition by a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the Company or a Restricted Subsidiary which is an 80% or more owned Subsidiary of the Company, by the Company to a Restricted Subsidiary of the Company which is an 80% or more owned Subsidiary of the Company, by any Restricted Subsidiary of a Restricted Affiliate to such Restricted Affiliate or an 80% or more owned Restricted Subsidiary of such Restricted Affiliate or by a Restricted Affiliate to a Restricted Subsidiary of such Restricted Affiliate which is an 80% or more owned Subsidiary of such Restricted Affiliate) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, (ii) substantially all of the assets of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate representing a division or line of business or (iii) other assets or rights of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate outside of the ordinary course of business (other than any disposition of Receivables and Related Assets in a Qualified Securitization Transaction); provided that in each case the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $10 million or more; provided further that the term "Asset Disposition" shall not include (x) any transaction subject to, and permitted under, Section 10.09 or (y) any Permitted Investment.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

        (a)   if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and

        (b)   in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the President, Chief Executive Officer, any Director or the Secretary of the Board of Directors of the Company to have been duly adopted by the Board of Directors or a committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, in London, England or in Luxembourg are authorized or obligated by law or executive order to close.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person in accordance with International Financial Reporting Standards. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of Debt represented by such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with International Financial Reporting Standards.

        "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person.

        "Cash Equivalents" means, with respect to any Person, (i) Government Securities, (ii) certificates of deposit and eurodollar time deposits and money market deposits, bankers' acceptances and overnight bank deposits, in each case issued by or with (A) Banque Invik up to an aggregate amount at any time outstanding not to exceed $25 million or (B) a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, (v) with respect to any Person organized under the laws of, or having its principal business operations in, a jurisdiction outside Luxembourg or the United States, those investments that are comparable to clauses (i), (ii), (iii) and (iv) in the country in which such Person is organized or conducting business; and (vi) up to $2 million in aggregate of other Investments held by Restricted Subsidiaries of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates.

        "Change of Control" has the meaning set forth in Section 10.16.

        "Change of Control Triggering Event" has the meaning set forth in Section 10.16.

        "Clearstream" means Clearstream Banking, société anonyme (or any successor securities clearing agency).

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such

Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, any Vice Chairman of the Board, any Director, its President, its Chief Executive Officer, its Chief Operating Officer, any Senior Vice President or the Secretary of the Board of the Company, and delivered to the Trustee.

        "Consolidated Corporate and License Acquisition Expense" means, with respect to the Company, (i) costs of head office personnel salaries, rent, and other head office expenses and (ii) costs (other than capitalized costs) incurred in seeking new licenses.

        "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards.

        "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards, (a) including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than with respect to Redeemable Stock) declared and paid or payable; (v) accrued Redeemable Stock dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and any member of its Restricted Group; and (vii) the portion of any rental obligation allocable to interest expense, but (b) excluding, solely for purposes of any determination pursuant to the provisions of Section 10.09(3)(a)(x) and Section 10.22(ii), interest expense included in a consolidated income statement of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards to the extent such interest expense is attributable to the Mandatorily Exchangeable Notes and to the extent such interest expense is 100% collateralized by U.S. Treasury STRIPS.

        "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Group for such period determined on a consolidated basis in accordance with International Financial Reporting Standards; provided that there shall be excluded therefrom (without duplication) (a) the net income (or loss) of any Person acquired by the Company or a member of its Restricted Group in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a member of the Restricted Group of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a member of its Restricted Group by such Person during such period, (c) gains or losses on Asset Dispositions by the Company or any member of its Restricted Group other than in the ordinary course of business, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles, (f) non-cash gains or losses resulting from fluctuations in currency exchange rates and (g) the tax effect of any of the items described in clauses (a) through

(f) above; provided, further, that there shall be added thereto, solely for purposes of any determination pursuant to the provisions of Section 10.09(3)(a)(x) and Section 10.22(ii), interest expense included in a consolidated income statement of the Company and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards to the extent such interest expense is attributable to the Mandatorily Exchangeable Notes and to the extent such interest expense is 100% collateralized by U.S. Treasury STRIPS.

        "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of the execution of this Indenture is located at The Bank of New York, One Canada Square, London E14 5AL, England, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

        "corporation" means a corporation, association, company, limited liability company, joint-stock company or business trust.

        "Coverage Ratio" means, as of any date of determination, the ratio of (a) four times Operating Income for the full fiscal quarter next preceding such determination for which consolidated financial statements are available to (b) Consolidated Interest Expense for the four full fiscal quarters immediately preceding such determination for which consolidated financial statements are available; provided, however, that, if since the beginning of such period the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate has Incurred any Debt that remains outstanding or repaid any Debt, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or repayment as if such Debt was Incurred or repaid on the first day of such period; provided that, in the event of any such repayment of Debt, Operating Income for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Debt.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate, Currency or Commodity Price Agreement applicable to such Debt).

        "Credit Facility" means one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any refinancings thereof by a lender or syndicate of lenders.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) the principal of and premium, if any, in respect of every obligation of such Person for money borrowed, (ii) the principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (other than such obligations that are reimbursed within five Business Days following receipt by such Person of a demand for reimbursement), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all sales of Receivables and Related Assets of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) the net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise). The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with International Financial Reporting Standards, (b) any sale of Receivables and Related Assets, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) thereof, excluding amounts representative of yield or interest earned on such investment, and (c) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof. Notwithstanding anything else to the contrary, for all purposes under this Indenture, the amount of Debt Incurred, repaid, redeemed, repurchased or otherwise acquired by a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate shall equal the liability in respect thereof determined in accordance with International Financial Reporting Standards and reflected on the Company's consolidated balance sheet.

        "Default Amount" means, in respect to any particular Security, as of any particular date, the principal amount of such Security.

        "Defaulted Interest" has the meaning set forth in Section 3.08.

        "Depository" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company ("DTC") for so long as it shall be a clearing agency registered under the Exchange Act, or such successor as the Company shall designate from time to time in an Officer's Certificate delivered to the Trustee.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or any successor securities clearing agency).

        "Event of Default" has the meaning set forth in Section 5.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

        "Exchange Offer" has the meaning given to such term in the Registration Rights Agreement.

        "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase".

        "Global Security" means a Security that evidences all or part of the Securities and bears the legend set forth in the third paragraph of Section 2.02 and includes, as the context may require, any or all of the Regulation S Global Security and the Restricted Global Security.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

        "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) "+" and "-" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (ii) 1, 2 and 3 in the case of Moody's current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (iii) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, including by acquisition of Subsidiaries (the Debt of any other Person becoming a Subsidiary of such Person being deemed for this purpose to have been incurred at the time such other Person becomes a Subsidiary), or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities as set forth in Section 2.02 hereof.

        "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

        "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person.

        "Investment Grade" means (i) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P), (ii) Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), and (iii) the equivalent in respect of the Rating Categories of any Rating Agencies.

        "Leverage Ratio", when used in connection with any Incurrence (or deemed Incurrence) of Debt, means the ratio of (i) the consolidated principal amount of Net Debt of the Company and its Restricted Group outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (a) the Incurrence of such Debt and any other Debt Incurred since such balance sheet date, (b) the receipt and application of the proceeds thereof and (c) (without duplication) the repayment, redemption or repurchase of any other Debt since such balance sheet date, to (ii) four times Operating Income for the full fiscal quarter next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied, or such other Debt had been repaid, redeemed or repurchased, as applicable, at the beginning of such fiscal quarter.

        "Lien" means, with respect to any property or assets, any mortgage, pledge, security interest, lien, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Mandatorily Exchangeable Notes" means the 5% Fixed and Additional Rate Guaranteed Secured Mandatorily Exchangeable Notes due 2006 of Millicom Telecommunications S.A., guaranteed by Millicom International Cellular S.A., as the same may be outstanding from time to time.

        "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Minority Owned Affiliate" of any specified Person means any other Person in which an Investment has been made by the specified Person other than a direct or indirect Subsidiary of the specified Person.

        "Moody's" means Moody's Investor Service, Inc. and its successors.

        "Net Available Proceeds" from any Asset Disposition means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any Related Assets and other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Debt or Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to other equity holders in Restricted Subsidiaries of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, as a reserve in accordance with International Financial Reporting Standards, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of

Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Securities as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

        "Net Debt" means for purposes of the definition "Leverage Ratio" the amount of Debt minus cash and Cash Equivalents and minus items constituting Permitted Investments under clause (1) of the definition thereof, each as reflected on the Company's consolidated balance sheet and calculated in accordance with International Financial Reporting Standards.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture), or as otherwise required by Section 1.06. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (a)   the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (b)   the Expiration Date and the Purchase Date;

          (c)   the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

          (d)   the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (e)   that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (f)    the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (g)   that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (h)   that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (i)    that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (j)    that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (k)   that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (l)    that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        The Company will publish notices relating to the Offer to Purchase in a leading newspaper having a general circulation in New York City (which is expected to be the Wall Street Journal), London (which is expected to be the Financial Times) and, for so long as any Securities are listed on the Luxembourg Stock Exchange, Luxembourg (which is expected to the Luxemburger Wort).

        "Officer's Certificate" means a certificate signed by the President, Chairman of the Board, any Vice Chairman of the Board, any Director, the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, or the Secretary of the Board of the Company, and delivered to the Trustee. An officer signing an Officer's Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

        "Operating Entity" means (a) any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate that is (a)(i) engaged directly in and whose business consists primarily of or is related to, or whose income derives directly from, operating, acquiring, developing or constructing any telecommunications services and related businesses and (ii) whose business does not consist primarily of acting as a holding company or finance company or vehicle for one or more other members of the Restricted Group or (b) any Subsidiary of an Operating Entity described in clause (a) above.

        "Operating Income" for any period means the Consolidated Net Income of the Company and its Restricted Group for such period (A) plus the sum of (i) Consolidated Interest Expense of the Company and its Restricted Group for such period, (ii) Consolidated Income Tax Expense of the Company and its Restricted Group for such period, (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Group for such period, (iv) Consolidated Corporate and License Acquisition Expense of the Company and its Restricted Group for such period and (v) any other non-cash items reducing Consolidated Net Income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period required to be made by International Financial Reporting Standards), and (B) minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period); provided, however, that for purposes of any determination pursuant to the provisions of Section 10.09(3)(a)(x), there shall be excluded therefrom the Operating Income (if positive) of any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of such Restricted Affiliate (calculated separately for such Person in the same manner as provided above for the Company and its Restricted Group) that is subject to a restriction to the extent it prevented the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the extent of such restriction; provided further that, in the event any of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates have made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, Operating Income shall be calculated on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

        "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i)  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii)  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii)  Securities which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

        "Permitted Holder" means Industriförvaltnings AB Kinnevik, Kinnevik B.V. and each of their Affiliates and the estate, spouse, ancestors, and lineal descendants of Jan H. Stenbeck, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (within the meaning of Rule 13d-3 and 13d-5 under the Exchange Act or any successor provision thereto) voting securities representing at least 66 2/3% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

        "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

        "Permitted Investments" means:

          (1)   Investments in (i) Cash Equivalents or (ii) in the ordinary course of business, certificates of deposit and time deposits and money market deposits, bankers' acceptances and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the jurisdiction in which the Restricted Subsidiary of the Company, the Restricted Affiliate or the Restricted Subsidiary of a Restricted Affiliate which makes such Investment operates; provided that the Company shall use its reasonable efforts to ensure that any such bank or trust company described in this clause (ii) is a credit-worthy institution;

          (2)   Investments by the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate in a Restricted Subsidiary of the Company that is primarily engaged in a Related Business, or Investments by any Restricted Affiliate or any Restricted Subsidiary of such Restricted Affiliate in a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business;

          (3)   Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is primarily engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is primarily engaged in a Related Business;

          (4)   Investments by a Restricted Affiliate or any Restricted Subsidiary of such Restricted Affiliate in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into such Restricted Affiliate or a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business;

          (5)   Investments by the Company or any of its Restricted Subsidiaries in any Minority Owned Affiliate that has been properly designated as a Restricted Affiliate and that is primarily engaged in a Related Business, provided that as of fiscal year end, not less than 60% of the Company's Pro Rata Portion of the aggregate cumulative direct and indirect investment in all members of the Company's Restricted Group since the date of this Indenture shall be in the form of debt of such members of the Company's Restricted Group, provided further that any such Investment shall cease to be a Permitted Investment pursuant to this clause (5) if and for so long as such Restricted Affiliate ceases to observe any of the provisions of the covenants that are applicable to such Restricted Affiliate;

          (6)   Investments acquired as consideration as permitted under Section 10.14;

          (7)   Investments in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Related Assets;

          (8)   Investments by the Company (with respect to a Restricted Subsidiary of the Company in existence on the date of this Indenture) or any Restricted Subsidiary of the Company (in existence on the date of this Indenture) in a Person if as a result of such Investment or a merger, consolidation, amalgamation or conveyance, transfer, lease or contribution of properties and assets such Person becomes a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is primarily engaged in a Related Business; provided that the Board of Directors of the Company shall determine as of the date of such transaction or business combination that it will not materially impair the Company's ability to make payments on the Securities; and

          (9)   Investments in a Restricted Subsidiary, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate in connection with the continuation of the business cooperation agreement in Vietnam; provided that such Investments are in a Related Business in Vietnam and are made solely pursuant to the requirements of the agreement or agreements effecting such continuation; and

          (10) Other Investments in Persons primarily engaged in Related Businesses, in an aggregate cumulative amount not to exceed $50 million.

        For purposes of the foregoing clause (10), only the Company's Pro Rata Portion of any Investment will be counted in determining the amount of Investments permitted to be made under such clause.

        "Permitted Liens" means:

          (a)   Liens to secure Debt ranking pari passu with the Securities and permitted to be incurred under this Indenture (including, without limitation, pursuant to Section 10.08(1);

          (b)   Liens for taxes, assessments or governmental charges or levies on the property of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceeds promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with International Financial Reporting Standards shall have been made therefor;

          (c)   Liens imposed by law, such as statutory Liens of landlords', carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

          (d)   Liens on the property of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Restricted Group taken as a whole;

          (e)   Liens on property at the time the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate acquired such property, including any acquisition by means of a merger or consolidation with or into the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate; provided, however, that any such Lien may not extend to any other property of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate, provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate;

          (f)    Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate, provided, however, that any such Lien may not extend to any other property of the Company, any other Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided, further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate;

          (g)   pledges or deposits by the Company, any Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company, any Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate is party, or deposits to secure public or statutory obligations of the Company, any Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (h)   utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          (i)    any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by the Company, a Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate in a transaction entered into in the ordinary course of business of the Company, a Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate and for which kind of transaction it is customary market practice for such retention of title provision to be included;

          (j)    Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a default hereunder, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

          (k)   any Lien securing Debt permitted to be Incurred under any Permitted Interest Rate, Currency or Commodity Price Agreements pursuant to Section 10.08(7);

          (l)    Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

          (m)  (1) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company, any Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate has easement rights or on any real property leased by the Company, any Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

          (n)   Liens existing on the date of this Indenture;

          (o)   Liens in favor of the Company;

          (p)   Liens on assets of a Securitization Entity Incurred in connection with a Qualified Securitization Transaction; and

          (q)   Liens on the property of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate to secure any refinancing, in whole or in part, of any Lien described in the foregoing clauses (a) through (p); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with International Financial Reporting Standards, by one (1) minus the actual combined Federal, state, local and foreign income tax rate of the Company on a consolidated basis (expressed as a decimal).

        "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Pro Rata Portion" means, when applied to the Company for purposes of determining the amount of Net Available Proceeds from an Asset Disposition required to be applied pursuant to Section 10.14 or for purposes of determining the amount of an Investment that will be deemed to be outstanding under a particular covenant or definition, that portion of such Net Available Proceeds or Investment as corresponds to the Company's direct or indirect percentage ownership interest in the profits of the Person who engaged in the Asset Disposition or the Person in whom the Investment was made, as applicable (which would be 100% in the case of any Investments made by the Company directly). The Pro Rata Portion of the Net Available Proceeds from an Asset Disposition shall be determined in good faith by the Company's Board of Directors in connection with such Asset Disposition. The Pro Rata Portion of an Investment as of any date shall be determined in good faith either by the Company's Board of Directors or in accordance with procedures established as to such Investment by the Company's Board of Directors.

        "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase".

        "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase".

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate pursuant to which the Company, such Restricted Subsidiary of the Company, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company, such Restricted Subsidiary of the Company, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate) and (b) any other Person (in the case of a transfer by a Securitization Entity), or, in each case, may grant a security interest in, Receivables and Related Assets.

        "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

        "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "- "): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1", "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

        "Rating Decline" has the meaning set forth in Section 10.16.

        "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate, and any assets, related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Securities.

        "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Registration Default" has the meaning given to such term in the Registration Rights Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement attached as Annex F to this Indenture, which is being made a part hereof and, with respect to any Additional Securities, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities under the Securities Act. Any Holder of Securities issued pursuant to this Indenture, by virtue of holding such Securities, is deemed to have accepted and agreed to the terms and obligations and is entitled to the rights under the Registration Rights Agreement as set forth therein.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Regulation S Certificate" means a certificate substantially in the form of Annex A hereto.

        "Regulation S Global Securities" has the meaning specified in Section 2.01.

        "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Regulation S Security.

        "Regulation S Securities" means all Securities required pursuant to Section 3.06(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

        "Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible (including ownership interests), used or intended for use in connection with a Related Business.

        "Related Business" means any business in which the Company, its Subsidiaries or Minority Owned Affiliates are engaged, directly or indirectly, that consist primarily of, or are related to, operating, acquiring, developing or constructing any telecommunications services and related businesses.

        "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

        "Resale Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Registration Rights Agreement in respect of the Company's securities covered thereby.

        "Responsible Officer" means any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trustee assigned by the Trustee to administer this Indenture, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter any other officer to whom such matter is referred.

        "Restricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company or a Restricted Subsidiary of the Company that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that (i) the Company has, directly or indirectly, the requisite control over such Minority Owned Affiliate to prevent it from Incurring any

Debt, or taking any other action at any time, in contravention of any of the provisions of this Indenture that are applicable to Restricted Affiliates or (ii) the Minority Owned Affiliate is a joint venture with at least one or more Strategic Investors. The Company will be required to deliver an Officer's Certificate to the Trustee, including a copy of the Board Resolution, upon designating any Minority Owned Affiliate as a Restricted Affiliate.

        "Restricted Global Securities" has the meaning specified in Section 2.01.

        "Restricted Group", when used in respect of the Company, means the Company, the Restricted Subsidiaries and Restricted Affiliates of the Company, and the Restricted Subsidiaries of such Restricted Affiliates, taken together on a consolidated basis.

        "Restricted Period" means the distribution compliance period of 41 consecutive days beginning on and including the date hereof.

        "Restricted Securities" means all Securities required pursuant to Section 3.06(c) to bear a Restricted Securities Legend. Such term includes the Regulation S Global Security and the Restricted Global Security.

        "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex B.

        "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Restricted Security.

        "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation and its successors.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to assets or property now owned or hereafter acquired whereby the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate transfers such assets or property to another Person and the Company, such Restricted Subsidiary of the Company, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate leases it from such Person.

        "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

        "Securities Lending Agreement" means the securities lending agreement between Millicom Telecommunications S.A. and Deutsche Bank AG London Branch with respect to the Tele2 AB shares for which the Mandatorily Exchangeable Notes are exchangeable.

        "Securitization Entity" means a Wholly Owned Restricted Subsidiary (or a Wholly Owned Subsidiary of another Person) to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets, that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as a Securitization Entity and:

          (a)   no portion of the Debt or any other obligations (contingent or otherwise) of which:

              (i)  is guaranteed by the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

             (ii)  is recourse to or obligates the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (other than such

    Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

            (iii)  subjects any property or asset of the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b)   with which neither the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate nor any Restricted Subsidiary of a Restricted Affiliate (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes at the time it enters into such contract, agreement, arrangement or understanding to be no less favorable to the Company, such Restricted Subsidiary, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

          (c)   to which neither the Company, any Restricted Subsidiary of the Company, any Restricted Affiliate nor any Restricted Subsidiary of a Restricted Affiliate (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.06.

        "Significant Restricted Group Member" means (a) any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate which, for each of the two most recently completed fiscal years for which financial statements are available, accounted for 15% or more, or (b) any combination of two or more Restricted Subsidiaries of the Company, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates which, for each of the two most recently completed fiscal years for which financial statements are available, together accounted for 30% or more, in each case, of Operating Income of the Company and its Restricted Group for such period (determined on a consolidated basis in accordance with International Financial Reporting Standards).

        "Special Interest" has the meaning specified in Section 3 of the Registration Rights Agreement.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company, any Restricted Subsidiary, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate that are reasonably customary in an accounts receivable securitization transaction.

        "Stated Maturity", when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Strategic Investor" means a corporation, partnership or other entity engaged in one or more telecommunications businesses that (i) has, or is a Subsidiary of a Person that has, an equity market capitalization in excess of $2.0 billion or book equity in excess of $1.0 billion, or (ii) in the good faith determination of the Board of Directors, has the largest market share in its home market.

        "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed or, if this Indenture is qualified under such Act after the issuance of the Securities, as in effect at the date of such qualification; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Unrestricted Affiliate" means any Minority Owned Affiliate of the Company which is not a Restricted Affiliate.

        "Unrestricted Subsidiary" means (1) Millicom Peru S.A., (2) Millicom Argentina S.A., (3) any Subsidiary of the Company or a Restricted Affiliate designated as such by the Board of Directors as set forth below where no default with respect to any Debt, Lien or other obligation of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) or any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (4) any Subsidiary of an Unrestricted Subsidiary or an Unrestricted Affiliate. The Board of Directors may designate any Subsidiary of the Company or a Restricted Affiliate to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, any other Subsidiary of the Company or such Restricted Affiliate which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided that either (x) the Subsidiary to be so designated has total assets of $100,000 or less or (y) the Company could make a Restricted Payment in an amount equal to the Company's Pro Rata Portion of the greater of the fair market value and book value of such Subsidiary pursuant to Section 10.09 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. Dollars, at any time of determination thereof, the amount of U.S. Dollars obtained by translating such other currency involved in such computation into U.S. Dollars at the spot rate for the purchase of

U.S. Dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.

        "Vice President", when used with respect to the Company, or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        "Weighted Average Life to Maturity" means, when applied to any Debt or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt or liquidation preference of such Preferred Stock, as the case may be, into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or upon mandatory redemption, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

        "13 1/2% Notes" means the Company's 13 1/2% Senior Subordinated Notes due 2006, as the same may be outstanding from time to time.

        "11% Notes" means the Company's 11% Senior Notes due 2006, guaranteed by Millicom International Operations, B.V., as the same may be outstanding from time to time.

        "2% Notes" means the Company's 2% Senior Convertible PIK Notes due 2006, as the same may be outstanding from time to time.

        SECTION 1.02.    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        SECTION 1.03.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 1.04.    Acts of Holders; Record Dates.

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, and the Company, if made in the manner provided in this Section.

        (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)   The Company may, by or pursuant to a Board Resolution, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

        (d)   The ownership of Securities shall be proved by the Security Register.

        (e)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        SECTION 1.05.    Notices, Etc., to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1)   the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the manner specified in this Indenture to or with the Trustee at its Corporate Trust Office; or

          (2)   the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

        SECTION 1.06.    Notice to Holders; Waiver.

        If and for so long as the Securities are represented by one or more Global Securities and interests therein are shown on the records of the Depository or other clearing agency appointed by the Company, all notices to Holders will be delivered to the Depository for communication to Agent Members.

        Notices of redemption pursuant to Section 11.05 or an Offer to Purchase the Securities will be sufficiently given if made (i) by publication in a leading newspaper having a general circulation in The City of New York (which is expected to be the Wall Street Journal) and London (which is expected to be the Financial Times) and (ii) by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date or the Expiration Date, as the case may be, to each Holder of Securities to be notified, at his address appearing in the Security Register. Notices given by publication will be deemed given on the first date on which publication is made and notices by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

        Any other notice of any event to Holders provided for under this Indenture shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

        If the Company gives a notice or communication to Holders, it shall give a copy at the same time to the Trustee and, for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Luxembourg Stock Exchange. For so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall also cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If and so long as the Securities are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchanges.

        SECTION 1.07.    Conflict with Trust Indenture Act.

        This Indenture shall incorporate the provisions of the Trust Indenture Act that are required to be part of and govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

        SECTION 1.08.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 1.09.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        SECTION 1.10.    Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 1.11.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        SECTION 1.12.    Governing Law.

        This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

        SECTION 1.13.    Submission to Jurisdiction.

        The Company irrevocably and unconditionally (i) submits itself and its property to, and agrees that any legal suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture may be instituted in the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Indenture which may be instituted in any such court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

        SECTION 1.14.    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, if such payment is made on such next succeeding Business Day.

ARTICLE TWO
Security Forms

        SECTION 2.01.    Forms Generally; Initial Forms of Securities.

        The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article or in such other form as shall be established pursuant to a Board Resolution or in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the President, the Chief Executive Officer, any Director or the Secretary of the Board of Directors of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

        The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Notes, as evidenced by their execution whether in original or facsimile form, of such Securities.

        Upon their original issuance, Regulation S Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depository or its nominee and deposited with the

Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream. Such Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, are collectively herein called the "Regulation S Global Securities".

        Upon their original issuance, Securities (other than Regulation S Securities) shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depository or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their Successor Securities which are Global Securities, are collectively herein called the "Restricted Global Securities".

        SECTION 2.02.    Form of Face of Security.

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH MILLICOM INTERNATIONAL CELLULAR S.A. OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS SECURITY, OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MILLICOM INTERNATIONAL CELLULAR S.A. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

        [If the Security is a Regulation S Security, then insert—THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

        [If the Security is a Global Security, then insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        [If the Security is a Global Security and The Depository Trust Company is to be the Depository therefore, then insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

CUSIP NO.

MILLICOM INTERNATIONAL CELLULAR S.A.
10% Senior Notes due 2013

No.	$

        Millicom International Cellular S.A., société anonyme, registered office: 75, route de Longwy, L-8080 Bertrange, R.C.S. Luxembourg B-4, 030, a corporation duly organized and existing under the laws of the Grand-Duchy of Luxembourg (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay                        or registered assigns, the principal sum of                        on December 1, 2013, and to pay interest thereon, accruing from November 24, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1 in each year, at the rate of 10% per annum, until the principal hereof is paid or made available for payment.

        The Holder of this Security is entitled to the benefits of the Registration Rights Agreement and to receive Special Interest under certain circumstances as further described in the Registration Rights Agreement or, if this Security is an Additional Security, the Holder of this Security will be entitled to the benefits of a registration rights agreement, if applicable, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Securities. Special Interest, if any, shall be paid in cash semi-annually in arrears on June 1 and December 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed.

        References in this Security to "interest" shall be deemed to include any Additional Amounts pursuant to Section 10.19 of the Indenture or Special Interest, unless the context otherwise specifically requires.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

MILLICOM INTERNATIONAL CELLULAR S.A.

By:

Name: Title:
By:

Name: Title:

        SECTION 2.03.    Form of Reverse of Security.

        This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Senior Notes due 2013 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of November 24, 2003 (herein called the "Indenture"), between the Company, and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

        The Securities are initially issued in an aggregate principal amount of $550,000,000, but Additional Securities may be issued pursuant to the Indenture, and the initially issued Securities and all such Additional Securities shall vote together for all purposes as a single class.

        The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000 at any time and from time to time on or after December 1, 2008 and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning December 1 of the years indicated:

Year	Redemption Price
2008	105.000%
2009	103.333%
2010	101.667%
2011 and thereafter	100.000%

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        The Securities are further subject to redemption prior to December 1, 2006 only in the event that the Company receives net proceeds from any sale of its Common Stock, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Securities in a principal amount of up to an aggregate amount equal to 35% of the original principal amount of the Securities (including any Additional Securities issued pursuant to the Indenture); provided, however, that at least 65% of the original principal amount of the Securities (including any Additional Securities issued pursuant to the Indenture) remains Outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of any such sale and upon not less than 30 nor more than 60 days' notice by mail to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000 at a Redemption Price in cash of 110% of the principal amount of the Securities plus accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

        The Securities are further subject to redemption, as a whole, at the election of the Company or any successor entity if, as the result of any change in or any amendment to the laws or any regulation or rulings promulgated thereunder of (i) Luxembourg or (ii) in the case of a successor entity, such entity's jurisdiction of organization, or, in each case, of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in an application or interpretation of such laws, regulations or rulings either generally or in relation to the Securities, which change or amendment to such laws, regulations, rulings, application or interpretation becomes effective after (i) the issue date of the Securities or (ii) the date such successor entity assumes the Company's obligations hereunder, respectively, it is determined by the Company or such successor entity that the Company or such successor entity would be required to pay any Additional Amounts pursuant to Section 10.19 of the Indenture or the terms of any Security thereof on the next succeeding Interest Payment Date pursuant to the terms of the Securities at a Redemption Price in cash equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption.

        The Securities do not have the benefit of any sinking fund obligations.

        The Indenture provides that, subject to certain conditions, if (i) a Change of Control occurs or (ii) certain Net Available Proceeds are available to the Company as a result of any Asset Disposition, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

        In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

        Unless the context otherwise requires, the Securities (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Offers to Purchase.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, London or Luxembourg duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any member or participant in the Depository and any Person that holds a beneficial interest in a Global Security through such member or participant) to take any action which a Holder is entitled to take under the Indenture or the Securities, and nothing herein will impair, as between the Depository and its members or participants, the operation of customary practices governing the exercise of the rights of a holder of any security.

        Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that Special Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.14 or 10.16 of the Indenture, check the box:

☐

        If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.14 or 10.16 of the Indenture, state the amount: $                .

Dated:	Your Signature:

Sign exactly as name appears on the other side of this Security)
Signature Guarantee:

Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Exchange Act.

        SECTION 2.04.    Form of Trustee's Certificate of Authentication.

        Dated:

        This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:

Authorized Signatory

ARTICLE THREE
The Securities

        SECTION 3.01.    Title and Terms.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities shall be known and designated as the "10% Senior Notes due 2013" of the Company. Their Stated Maturity shall be December 1, 2013, and they shall bear interest at the rate of 10% per annum, accruing from November 24, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1, until the principal thereof is paid or made available for payment; provided, however, with respect to Securities, if there has been a Registration Default, then Special Interest will accrue and be payable in addition to regular interest at the rate and in the manner set forth in the Form of Security. Accrued Special Interest, if any, shall be paid in cash in arrears semi-annually on June 1 and December 1 in each year, and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and computed as provided in Section 3.11.

        References in this Indenture to "interest" shall be deemed to include any Additional Amounts pursuant to Section 10.19 of this Indenture or Special Interest, unless the context otherwise specifically requires.

        The principal of (and premium, if any) and interest on the Global Securities shall be payable at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York or London. All payments on the Global Securities will be made by transfer of immediately available funds to an account of the Holder in accordance with instructions given by the Holder. The principal of (and premium, if any) and interest on any non-Global Securities shall be payable at the office or agency of the Paying Agent in New York, Luxembourg (for so long as any Securities are listed on the Luxembourg Stock Exchange) and London maintained for such purposes. At the option of the Company, payment of interest on non-Global Securities may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register for non-Global Securities.

        The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 10.14 and 10.16.

        The Securities shall be redeemable as provided in Article Eleven.

        The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

        Unless the context otherwise requires, the Securities issued hereunder (including any Additional Securities) shall constitute one series for all purposes under this Indenture, including with respect to any amendment, waiver, acceleration or other Act of Holders, redemption or Offer to Purchase.

        SECTION 3.02.    Denominations.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

        SECTION 3.03.    Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Company by any two Directors of the Company. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were the proper officers of the Company at the time their signatures were affixed shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

        In authenticating the Securities pursuant to this Section, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating, that such Securities have been duly and validly issued in accordance with the terms of this Indenture, and are entitled to all the rights and benefits set forth herein.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

        SECTION 3.04.    Temporary Securities.

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

        If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        SECTION 3.05.    Global Securities.

        (a)   Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated by the Company for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

        (b)   Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (i) such Depository (A) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and, in either case, the Company thereupon fails to appoint a successor depositary within 120 days after the date of such notice, (ii) such Depository so requests after there shall have occurred and be continuing an Event of Default with respect to such Global Security or (iii) the Company executes and delivers to the Trustee a Company Order stating that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee). If issued, a Security that is not a Global Security may not be exchanged or transferred for beneficial interests in a Global Security except upon consummation of an Exchange Offer.

        (c)   If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

        (d)   Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 9.06, 10.14 or 10.16 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

        (e)   The Depository or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Agent Members. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any member or participant in the Depository and any Person that holds a beneficial interest in a Global Security through such member or participant) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depository and its members or participants, the operation of customary practices governing the exercise of the rights of a holder of any security.

        SECTION 3.06.    Registration, Registration of Transfer Generally; Certain Transfers and Exchanges.

        (a)   Registration, Registration of Transfer and Exchange Generally.    The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer or exchange of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

        Subject to Section 3.06(b), at the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer of or exchange for Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.08 or in accordance with any Offer to Purchase pursuant to Section 10.14 or 10.16 not involving any transfer.

        The Company shall not be required (i) to issue or register the transfer of any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        (b)   Certain Transfers and Exchanges.    Notwithstanding any other provision of this Indenture or the Securities, transfers or exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.06(b) shall be made only in accordance with this Section 3.06(b).

            (i)  Restricted Global Security to Regulation S Global Security.    If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depository or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney in fact duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 3.05(c).

           (ii)  Regulation S Global Security to Restricted Global Security.    If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depository or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney in fact duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 3.05(c). If transfers under this Section 3.06(b)(ii) occur after the Restricted Period, no Restricted Securities Certificates will be required.

          (iii)  Non-Global Security to Non-Global Security.    A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.06(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security, and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in each case to Section 3.06(c)).

          (iv)  Exchanges between Global Security and Non-Global Security.    A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.05, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to

  Section 3.06(c)). If issued, a Security that is not a Global Security may not be exchanged or transferred for beneficial interests in a Global Security except upon consummation of an Exchange Offer.

           (v)  Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period.    The Company shall use its best efforts to cause the Depository to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(v) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) or (iv) above.

          The Company shall notify the Trustee promptly of the expiration of the Restricted Period. Such notification shall be in the form of Annex D hereto.

        (c)   Securities Act Legends.    Securities shall bear a Restricted Securities Legend and Regulation S Securities shall bear a Regulation S Legend, subject to the following:

            (i)  subject to the following Clauses of this Section 3.06(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

           (ii)  subject to the following Clauses of this Section 3.06(c), a new Security which is not a Global Security and is issued in exchange for another Security or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 3.06(b)(iii) or (iv) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

          (iii)  after a date that is two years from issuance, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

          (iv)  a new Security which does not bear a Securities Act Legend (other than a Global Security) may be issued in exchange for or in lieu of a Security or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

           (v)  notwithstanding the foregoing provisions of this Section 3.06(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three.

        SECTION 3.07.    Mutilated, Destroyed, Lost and Stolen Securities.

        If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        SECTION 3.08.    Payment of Interest; Interest Rights Preserved.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        SECTION 3.09.    Persons Deemed Owners.

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        SECTION 3.10.    Cancellation.

        All Securities surrendered for payment, redemption, registration of transfer, exchange or pursuant to any Offer to Purchase pursuant to Section 10.14 or 10.16 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee may, but shall not be required to destroy cancelled Securities.

        SECTION 3.11.    Computation of Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that Special Interest on Securities shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.

        SECTION 3.12.    CUSIP Numbers.

        The Company shall in issuing the Securities use CUSIP numbers, and the Trustee shall use the applicable CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, that any such notice may state that no representation is made as to the accuracy or correctness of the CUSIP number or numbers printed in the notice or on the certificates representing the Securities and that reliance may be placed only on the other identification numbers printed on the certificates representing the Securities.

        SECTION 3.13.    Further Issues.

        (a)   Subject to compliance with Section 10.08 hereof, the Company may from time to time issue Additional Securities ranking pari passu with each of the Securities and with the same terms as to status, redemption and otherwise as such Securities (except for payment of interest accruing prior to the issue date of such Additional Securities or for the first payment of interest following the issue date of such Additional Securities). The Additional Securities will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase, with the Securities initially issued pursuant to this Indenture.

        (b)   Any issue of Additional Securities that is to utilize the same "ISIN", "Common Code", or "CUSIP" number as a Security already issued hereunder shall be effected in a manner and under circumstances whereby the issue of Additional Securities is treated as a "qualified reopening" (within the meaning of US Treas. Reg. §1.1275-2(k)(3), or any successor provision, all as in effect at the time of the further issue) of the issue of Securities having the shared ISIN, Common Code or CUSIP number, as the case may be.

ARTICLE FOUR
Satisfaction and Discharge

        SECTION 4.01.    Satisfaction and Discharge of Indenture.

        This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)   either

            (A)  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

            (B)  all such Securities not theretofore delivered to the Trustee for cancellation

                (i)  have become due and payable, or

               (ii)  will become due and payable at their Stated Maturity within one year, or

              (iii)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2)   the Company has paid or cause to be paid all other sums payable hereunder by the Company; and

          (3)   the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the provisions of Article Three, Section 10.01, Section 10.02 and the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

        SECTION 4.02.    Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE
Remedies

        SECTION 5.01.    Events of Default.

        "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   default in the payment of the principal of (and premium, if any, on) any Security at its Maturity; or

          (2)   default in the payment of any interest upon any Security (including Additional Amounts and Special Interest, if any) when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (3)   default in the payment of principal and interest upon any Security required to be purchased pursuant to an Offer to Purchase pursuant to Section 10.14 or 10.16; or

          (4)   default in the performance, or breach, of Section 8.01 or Section 10.23; or

          (5)   default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (6)   a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt by the Company or any Significant Restricted Group Member or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of such type by the Company or any Significant Restricted Group Member with a principal amount then outstanding, individually or in the aggregate, in excess of $25 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay such Debt when due at the final maturity thereof, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided that, notwithstanding the foregoing, (a) any default under the 13 1/2% Notes, the 11% Notes, the 2% Notes or the Mandatorily Exchangeable Notes, in each case, (i) arising out of the issue of the Mandatorily Exchangeable Notes, the entering into of the Securities Lending Agreement or the performance of the obligations thereunder and (ii) outstanding as of the date of this Indenture, and (b) any default under the 11% Notes, the 2% Notes or the Mandatorily Exchangeable Notes arising out of or relating to any purchase, redemption, acquisition or retirement of the 13 1/2% Notes existing as of a date within 45 days after the date of this Indenture, shall not constitute or give rise to a default or an Event of Default hereunder; or

          (7)   a final judgment or final judgments (not subject to appeal) for the payment of money are entered against the Company or any Significant Restricted Group Member in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of (a) 45 days after the right to appeal all such judgments has expired or (b) in the case of any judgment arising out of or relating to any default described in Section 5.01(6)(b), 45 days after the date of this Indenture; or

          (8)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Restricted Group Member in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Restricted Group Member a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Group Member under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Group Member or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (9)   the commencement by the Company or any Significant Restricted Group Member of a voluntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, or any Significant Restricted Group Member in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or any Significant Restricted Group Member or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, or any Significant Restricted Group Member in furtherance of any such action.

        SECTION 5.02.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 5.01(8) or (9) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the

Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the Default Amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the Default Amount and any accrued interest, together with all other amounts due under this Indenture, shall become immediately due and payable. If an Event of Default specified in Section 5.01(8) or (9) occurs with respect to the Company, then the Default Amount of, and any accrued interest on, the Securities then Outstanding, together with all other amounts due under this Indenture, shall ipso facto become immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1)   the Company has irrevocably paid to or deposited with the Trustee a sum sufficient to pay

            (A)  all overdue interest on all Securities,

            (B)  the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and interest thereon at the rate borne by the Securities,

            (C)  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

            (D)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

  and

          (2)   all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if

          (1)   default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2)   default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 5.04.    Trustee May File Proofs of Claim.

        In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 5.05.    Trustee May Enforce Claims Without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

        SECTION 5.06.    Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.07; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

        SECTION 5.07.    Limitation on Suits.

        No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2)   the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3)   such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

        SECTION 5.08.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding Section 5.07 or any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.08) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company, on the Purchase Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

        SECTION 5.09.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 5.10.    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 5.11.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        SECTION 5.12.    Control by Holders.

        The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1)   such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        SECTION 5.13.    Waiver of Past Defaults.

        The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1)   in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase made by the Company), or

          (2)   in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        SECTION 5.14.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

        SECTION 5.15.    Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
The Trustee

        SECTION 6.01.    Certain Duties and Responsibilities.

        (a)   Except during the continuance of an Event of Default,

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (b)   In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1)   this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

        Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        SECTION 6.02.    Notice of Defaults.

        The Trustee shall give the Holders notice of any default hereunder actually known by the Trustee as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(5), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

        SECTION 6.03.    Certain Rights of Trustee.

        Subject to the provisions of Section 6.01:

          (a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officer's Certificate;

          (d)   the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

          (i)    the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

          (j)    in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (k)   in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

          (l)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

        SECTION 6.04.    Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

        SECTION 6.05.    May Hold Securities.

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

        SECTION 6.06.    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        SECTION 6.07.    Compensation and Reimbursement.

        The Company agrees

          (1)   to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3)   to indemnify the Trustee and its officers and agents for, and to hold them harmless against, any loss, liability, damage, claims or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8) or Section 5.01(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

        SECTION 6.08.    Disqualification; Conflicting Interests.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        SECTION 6.09.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 6.10.    Resignation and Removal; Appointment of Successor.

        (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

        (b)   The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

        (d)   If at any time:

          (1)   the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)   the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        SECTION 6.11.    Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment within 60 days of such resignation or removal, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        If an instrument of acceptance shall not have been delivered to the Trustee within 60 days after giving such notice of resignation or removal, as the case may be, the Trustee resigning or being removed, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a Successor Trustee.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        SECTION 6.12.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

        SECTION 6.13.    Preferential Collection of Claims Against Company.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

        SECTION 6.14.    Appointment of Authenticating Agent.

        The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

        If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

Dated:

        This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK, As Trustee
By	,

As Authenticating Agent
By

Authorized Signatory

ARTICLE SEVEN
Holders' Lists and Reports by Trustee and Company

        SECTION 7.01.    Company to Furnish Trustee Names and Addresses of Holders.

        The Company will furnish or cause to be furnished to the Trustee

          (a)   semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

        SECTION 7.02.    Preservation of Information; Communications to Holders.

        (a)   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

        (b)   The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c)   Every Holder of Securities, by receiving and holding the same, agrees with the Company, and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

        SECTION 7.03.    Reports by Trustee.

        (a)   The Trustee shall transmit to Holders and any other Persons such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each December 31 following the date of this Indenture deliver to Holders a brief report, dated as of such December 31, which complies with the provisions of such Section 313(a).

        (b)   A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

        SECTION 7.04.    Reports by Company.

        The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

        SECTION 7.05.    Officer's Certificate with Respect to Change in Interest Rates.

        Within five days after any Special Interest shall begin to accrue, or be increased or cease to accrue, the Company shall deliver an Officer's Certificate to the Trustee stating the interest rate thereupon in effect for the Outstanding Securities (if any are Outstanding) and the date on which such rate became effective.

ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease

        SECTION 8.01.    Company May Consolidate, Etc., Only on Certain Terms.

        The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1)   in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company (A) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture and (B) is organized under the laws of (x) Luxembourg or (y) the United States of America or any State thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Securities after deduction or withholding of any present or future withholding taxes, levies, imports or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Securities;

          (2)   immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or

  Restricted Subsidiary of a Restricted Affiliate as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate at the time of such transaction, no Event of Default, and no event that with the passing of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing; and

          (3)   immediately after giving effect to such transaction, and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 10.08; provided, however, that this Clause (3) will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Company;

          (4)   if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 10.12, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

          (5)   the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 8.02.    Successor Substituted.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE
Supplemental Indentures

        SECTION 9.01.    Supplemental Indentures Without Consent of Holders.

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1)   to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2)   to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3)   to secure the Securities pursuant to the requirements of Section 10.12 or otherwise; or

          (4)   to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with any requirement of the Commission in order to effect qualification of this Indenture under the Trust Indenture Act in connection with the Resale Registration Statement or thereafter to maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5)   to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

          (6)   to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof; or

          (7)   to modify, eliminate or add to the provisions of this Indenture to permit or facilitate the issuance of Global Securities and matters related thereto, provided that such action pursuant to this Clause (7) shall not adversely affect the interests of the Holders in any material respect.

        SECTION 9.02.    Supplemental Indentures with Consent of Holders.

        With the consent of the Holders of not less than majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture (including, without limitation, any modification to the provisions of this Indenture with respect to any Offer to Purchase, provided such modifications are effected prior to the mailing to any Holder of an Offer Document with respect to such Offer to Purchase); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

          (2)   reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)   modify any of the provisions of this Section, Section 5.13 or Section 10.21, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4)   following the mailing to a Holder of an Offer Document with respect to an Offer to Purchase and until the Expiration Date of such Offer to Purchase, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        SECTION 9.03.    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.04.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        SECTION 9.05.    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

        SECTION 9.06.    Reference in Securities to Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN
Covenants

        SECTION 10.01.    Payment of Principal, Premium and Interest.

        The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

        SECTION 10.02.    Maintenance of Office or Agency.

        The Company will maintain in each of (i) the Borough of Manhattan, The City of New York, (ii) London, England or any other money-center city in the European Union or Switzerland from which payments under the Securities would not be subject to withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive and (iii) Luxembourg, for so long as the Securities are listed on the Luxembourg Stock Exchange, an office or agency where Securities may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company initially designates as such offices or agencies (i) the Trustee and its office in the Borough of Manhattan, The City of New York, (ii) The Bank of New York, London Branch, in London and (iii) the Bank of New York (Luxembourg) S.A. in Luxembourg.

        The Company will also maintain one or more additional registrars where Securities may be surrendered for registration of transfer or exchange with offices in the Borough of Manhattan, The City of New York and in Luxembourg. The Company initially designates as additional registrars the Trustee and its office in the Borough of Manhattan, The City of New York and the Bank of New York (Luxembourg) S.A. in Luxembourg.

        The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        SECTION 10.03.    Money for Security Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) such Paying Agents will promptly notify the Trustee of the Company's action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 10.04.    Statement by Officers as to Default; Compliance Certificates.

        (a)   The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date of this Indenture an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        (b)   The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

        SECTION 10.05.    Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

        SECTION 10.06.    Maintenance of Properties.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

        The Company shall, and shall cause the Restricted Subsidiaries of the Company to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

        SECTION 10.07.    Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        SECTION 10.08.    Limitation on Debt.

        The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, Incur any Debt, unless the Leverage Ratio for the most recently completed fiscal quarter for which financial statements are available would be less than 4.0 to 1.

        Notwithstanding the foregoing limitation, the following Debt may be Incurred:

          (1)   Debt Incurred under any Credit Facilities in an aggregate principal amount at any one time not to exceed $100 million, and any renewal, extension, refinancing, refunding, substitution or replacement thereof in an amount which, together with any amount remaining outstanding or committed under such Credit Facilities or any successor agreements, does not exceed the amount outstanding or committed under such Credit Facilities or such successor agreements immediately prior to such renewal, extension, refinancing, refunding, substitution or replacement;

          (2)   the original issuance by the Company of the Debt evidenced by the Securities;

          (3)   Debt (other than Debt described in another clause of Section 10.08) outstanding, committed or mandated on the date of this Indenture, including but not limited to the 13 1/2% Notes for a period of up to 45 days after the date of this Indenture, the 11% Notes for a period of up to 45 days after the date of this Indenture, the 2% Notes and the Mandatorily Exchangeable Notes;

          (4)   Debt owed by the Company to any Restricted Subsidiary of the Company or Debt owed by a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the Company, a Restricted Subsidiary of the Company or a Restricted Affiliate or, in the case of Debt of a Restricted Subsidiary of a Restricted Affiliate, to another Restricted Subsidiary of such Restricted Affiliate; provided, however, that upon either (A) the transfer or other disposition by the Company or such Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or (B) such Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate ceasing to be a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, the provisions of this clause (4) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (5)   Guarantees by the Company of Debt of a Subsidiary or Minority Owned Affiliate of the Company; provided that the Company then holds cash or Cash Equivalents not subject to any pledge, security interest or other encumbrance in an aggregate amount equal to not less than 100% of the amount of all such Guarantees then outstanding; provided further, that if any such Guarantee relates to Debt incurred in reliance on one or more of clauses (1) through (4) above or clauses (6) through (10) below, the amount of such cash or Cash Equivalents held by the Company may be reduced by an amount equal to the amount of such Guaranteed Debt Incurred in reliance on such clause or clauses and provided further, that if at any time the aggregate amount of such Guarantees Incurred in reliance on this clause (5) exceeds the aggregate amount of such cash or Cash Equivalents so held by the Company (plus the amount of any reduction pursuant to the foregoing provision), the provisions of this clause (5) shall no longer be applicable to such Guarantees to the extent of such excess and an amount of such Guarantees equal to the amount of such excess shall be deemed to have been Incurred at the time such deficiency arose (this third proviso shall be applied successively whenever the amount of such cash and Cash Equivalents decreases);

          (6)   Acquired Debt;

          (7)   Debt consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

          (8)   Debt of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (including, in each case, successive refinancings, extensions and renewals), outstanding Debt of the same entity (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the issuer thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the fees and expenses (including premiums and defeasance costs) of the issuer thereof reasonably incurred in connection with such refinancing; provided, however, that (A) Debt the proceeds of which are used to refinance the Securities or Debt which is pari passu with or subordinate in right of payment to the Securities shall only be permitted if (x) in the case of any refinancing of the Securities or Debt which is pari passu to the Securities, the refinancing Debt is made pari passu to the Securities or subordinated to the Securities, and (y) in the case of any refinancing of Debt which is subordinated to the Securities, the refinancing Debt is so subordinated at least to the same extent; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) if term Debt, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Debt being refinanced and (y) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced;

          (9)   [RESERVED];

          (10) Debt Incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is non-recourse Debt with respect to the Company, any Restricted Subsidiary, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate; provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity or such Debt ceases to constitute such non-recourse Debt with respect to the Company, any Restricted Subsidiary, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate, such Debt will be deemed, in each case, to be Incurred at such time; and

          (11) Debt not otherwise permitted to be Incurred pursuant to clauses (1) through (10) above, which, together with any other outstanding Debt Incurred pursuant to this clause (11), has an aggregate principal amount not in excess of $75 million at any time outstanding.

        For the purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this Section 10.08 or is entitled to be Incurred pursuant to the first sentence of this Section 10.08, the Company in its sole discretion shall classify or reclassify such item of Debt and only be required to include the amount of such Debt as one of such types.

        For the purposes of determining compliance with any covenant in this Indenture or whether an Event of Default has occurred, in each case, where Debt is denominated in a currency other than U.S. Dollars, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such Incurrence; provided, however, that if any such Debt that is denominated in a different currency is subject to an Interest Rate, Currency or Commodity Price Agreement with respect to U.S. Dollars covering principal and premium, if any, payable on such Debt, the amount of such Debt expressed in U.S. Dollars will be adjusted to take into account the effect of such an agreement. The principal amount of any Debt incurred in the same currency as the Debt being refinanced under clause (8) above will be the U.S. Dollar Equivalent of the Debt refinanced, except to the extent that such U.S. Dollar Equivalent was determined based on an Interest Rate, Currency or Commodity Price Agreement, in which case the principal amount of the refinancing Debt will be determined in accordance with the preceding sentence.

        SECTION 10.09.    Limitation on Restricted Payments.

        The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, (i) declare or pay any dividend or make any distribution in respect of the Capital Stock of the Company or to the holders thereof, excluding any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), (ii) purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company (with respect to (a) and (b) above (A) in each case, other than from the Company or a Restricted Subsidiary of the Company, and (B) in the case of a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate, other than from a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate), (iii) redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company which is subordinate in right of payment to the Securities, or (iv) make any Investment, other than Permitted Investments (each of clauses (i) through (iv) (other than when made pursuant to Section 10.23) being a "Restricted Payment") if:

          (1)   an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or

          (2)   after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal-quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 10.08, or

          (3)   upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of this Indenture (including for this purpose, in respect of any Investment, only the Company's Pro Rata Portion of such Investment, but excluding those made pursuant to the further proviso below or pursuant to clause (ii) or (iii) of the next paragraph) exceeds the sum of: (a) the difference of (x) 100% of cumulative Operating Income from December 31, 2003, through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available minus (y) the product of 1.5 times cumulative Consolidated Interest Expense from December 31, 2003, through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual fiscal statements of the Company are available; plus (b) $10 million; plus (c) 100% of the Company's Pro Rata Portion of the net reduction in Investments in any Unrestricted Subsidiary or

  Unrestricted Affiliate resulting from payments of interest on Debt, dividends, return of capital, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate from such Unrestricted Subsidiary or Unrestricted Affiliate (except to the extent that any such payment is included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries; provided that the amount included in this clause (c) shall not exceed the Company's Pro Rata Portion of the amount of Investments previously made by the Company and its Restricted Subsidiaries, Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates in such Unrestricted Subsidiary or Unrestricted Affiliate;

provided, further, that the Company, any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate may make any Restricted Payment (i) with the aggregate net proceeds received by the Company after the date of this Indenture, including the fair market value of property other than cash (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company, a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of the Company after the date of this Indenture; provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (ii) in the aggregate amount by which Debt of the Company is reduced on the Company's consolidated balance sheet on or after the date of this Indenture upon the conversion or exchange of Debt issued or sold on or prior to the date of this Indenture that is convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company. Prior to the making of any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

        Notwithstanding the foregoing, (i) the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions and so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom; (ii) the Company may refinance any Debt otherwise as permitted by clause (8) of the second paragraph under Section 10.08 or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of shares of Capital Stock (other than Redeemable Stock) of the Company, provided that the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or

from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) of shares of Capital Stock (other than Redeemable Stock) of the Company; (iv) the Company may make loans to employees in connection with such employees' exercise of options to purchase Capital Stock or otherwise in the ordinary course of business; and (v) the Company may purchase, redeem, acquire or retire shares of its Capital Stock for aggregate consideration not to exceed $50 million. Any payment made pursuant to clause (i), (iv) or (v) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph.

        SECTION 10.10.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock to the Company or any other Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or pay any Debt or other obligation owed to the Company or any other such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate; (ii) to make loans or advances to the Company or any other Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate.

        Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, suffer to exist any such encumbrance or restriction

          (a)   pursuant to any agreement in effect on the date of this Indenture;

          (b)   pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate existing on the date of this Indenture or any Person carrying on any of the businesses of any such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate) prior to the date on which such Person became such a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate and outstanding on such date and not Incurred in anticipation of becoming such a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

          (c)   pursuant to an agreement by which a Restricted Subsidiary, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate obtains financing, provided that (x) such restriction is not materially more restrictive than customary provisions in comparable financing agreements and (y) management of the Company determines that at the time such agreement is entered into such restriction will not materially impair the Company's ability to make payments on the Securities;

          (d)   pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) or (c) above, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by management of the Company;

          (e)   in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

          (f)    in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases to the extent such provisions restrict the transfer or subletting of any such lease;

          (g)   customary restrictions contained in asset sale agreements limiting the transfer of property subject to such agreements pending the closing of such sales;

          (h)   with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

          (i)    pursuant to joint venture agreements; provided, however, that the terms of any such joint venture agreement are consistent with past practice and any such encumbrance or restriction is applicable only to such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate and; provided, further, that the Board of Directors of the Company determines that, at the time such encumbrance or restriction arises or is agreed to, it will not materially impair the Company's ability to make payments on the Securities; or

          (j)    such encumbrance or restriction is the result of applicable law or regulation.

        SECTION 10.11.    Limitation on Sale and Leaseback Transactions.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate to, enter into any Sale and Leaseback Transaction with respect to any of its assets or property unless:

          (a)   the Company, such Restricted Subsidiary of the Company, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate would be entitled to:

            (1)   Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the first paragraph of Section 10.08 of this Indenture, and

            (2)   create a Lien on such assets or property securing such Attributable Debt without also securing the Securities pursuant to Section 10.12 of this Indenture, and

          (b)   such Sale and Leaseback Transaction is effected in compliance with Section 10.14 of this Indenture.

        SECTION 10.12.    Limitation on Liens Securing Company Debt.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets now owned or hereafter acquired to secure any Debt of the Company unless the Securities are equally and ratably secured by such Lien; provided that, if the Debt secured by such Lien is subordinate or junior in right of payment to the Securities, then the lien securing such Debt shall be subordinate or junior in priority to the Lien securing the Securities at least to the same extent as such Debt is subordinate or junior to the Securities.

        SECTION 10.13.    Limitation on Guarantees of Company Subordinated Debt.

        The Company shall not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, directly or indirectly, to assume, Guarantee or in any other manner become liable with respect to any Debt of the Company that is expressly by its terms subordinate or junior in right of payment to any other Debt of the Company.

        SECTION 10.14.    Limitation on Asset Dispositions.

        (a)   The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, make any Asset Disposition in one or more related transactions unless:

            (i)  the Company or such Restricted Subsidiary or Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a Board Resolution filed with the Trustee;

           (ii)  at least 75% of the consideration for such disposition consists of (a) cash or readily marketable cash equivalents or the assumption of Debt or other liabilities of the Company (other than Debt or liabilities that are subordinated to the Securities) or of such Restricted Subsidiary of the Company or Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate relating to such assets and release from all liability on the Debt assumed or (b) Related Assets, or any combination thereof; and

          (iii)  the Company's Pro Rata Portion of the difference between all Net Available Proceeds, less any amounts invested within 360 days of such disposition in a Related Business or committed to such investment, are applied within 360 days of such disposition (1) first, to purchase, prepay, repay or reduce any Debt of the Company that is pari passu with the Securities, any Debt of a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, or to make an Offer to Purchase outstanding Securities in cash at 100% of their principal amount plus accrued interest to the date of purchase, and (2) second, to the extent of any such funds remaining, to any other use as determined by the Company which is not otherwise prohibited by this Indenture.

        Notwithstanding the foregoing, the Company will not be required to purchase Securities pursuant to the requirements described in clause (iii)(1) of the preceding paragraph if the Company's Pro Rata Portion of the funds available for such use in respect of an Asset Disposition, together with the Company's Pro Rata Portion of the funds available for such use in respect of all prior Asset Dispositions, but which were not so used pursuant to the provisions described in this paragraph, are less than $10 million.

        (b)   The Company will mail the Offer to Purchase required pursuant to Section 10.14(a) not more than 360 days after consummation of the disposition referred to in Section 10.14(a). The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds available therefor pursuant to clause (iii)(1) of Section 10.14(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

        The Company shall not be entitled to any credit against its obligations under this Section 10.14 for the principal amount of any Securities acquired or redeemed by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section 10.14.

        (c)   Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 10.14, the Company shall deliver to the Trustee an Officer's Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, and (iii) the compliance of such allocation with the provisions of Section 10.14(a).

        The Company and the Trustee shall perform their respective obligations specified in the Offer to Purchase and in this Section 10.14. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly transfer, mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

        (d)   Notwithstanding the foregoing, this Section 10.14 shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of Section 8.01 hereof.

        SECTION 10.15.    Transactions with Affiliates and Related Persons.

        The Company may not, and may not permit any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary of the Company which is an 80% or more owned Subsidiary prior to such transaction), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person. For any such transaction (or series of related transactions) that involves in excess of (a) $7.5 million, a majority of the disinterested members of the Board of Directors shall determine that such transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee and (b) $25 million, an internationally recognized accounting, appraisal or investment banking firm shall deliver an opinion as to the fairness of such transaction from a financial point of view to the Company, such Restricted Subsidiary of the Company, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate, as applicable.

        The foregoing restriction shall not apply to (i) reasonable and customary payments on behalf of directors, officers or employees of the Company or any of its Restricted Subsidiaries, Restricted

Affiliates or Restricted Subsidiaries of Restricted Affiliates, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or incurred by such Persons as directors, officers or employees, (ii) any Restricted Payment permitted under Section 10.09 and any Permitted Investment, and (iii) any loan or advance by the Company or a Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to employees of any of them in the ordinary course of business.

        SECTION 10.16.    Change of Control.

        (a)   Within 60 days of the occurrence of a Change of Control Triggering Event, the Company will be required to make an Offer to Purchase all Outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the date of purchase.

        (b)   The Company and the Trustee shall perform their respective obligations specified in the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

        (c)   A "Change of Control Triggering Event" will be deemed to have occurred if a Change of Control has occurred and a Rating Decline occurs.

        (d)   A "Change of Control" will be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Permitted Holders), together with any Affiliates thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company.

        (e)   A "Rating Decline" will be deemed to have occurred if at any time within the earlier of (i) 90 days after the date of public notice of a Change of Control, or of the intention of the Company or of any Person to effect a Change of Control and (ii) the occurrence of the Change in Control (which period shall in either event be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by a Rating Agency), the rating of the Securities is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the Securities following such downgrade is below Investment Grade.

        SECTION 10.17.    Provision of Financial Information.

        The Company will file or furnish with the Commission, as applicable, and (make available to the Trustee and the Holders (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission):

          (1)   within 120 days after the end of each fiscal year, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein, prepared in accordance with International Financing Reporting Standards consistently applied with a reconciliation to U.S. GAAP, including an Operating and Financial Review and Prospects and, with respect to the annual financial information, a report thereon by the Company's certified independent accountants; and

          (2)   within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) attaching (a) unaudited consolidated financial statements for the Company for the period then ended (and the comparable period in the prior year) prepared in accordance with International Financial Reporting Standards with a reconciliation to U.S. GAAP, together with footnote disclosure and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" substantially, as would be required to be contained in a filing with the Commission on Form 10-Q (or any successor form) for such period if the Company were required to file such Form; and

          (3)   promptly from time to time after the occurrence of an event that would be reportable on Form 6-K, report on Form 6-K with respect to such event;

        provided that the Company shall not be obliged to file any reports referred to in clauses (1) through (3) above with the Commission if the Commission does not permit such filing, in which event the Company will provide such information to the Trustee and the Holders, in each case within 15 days after the time the Company would have been required to file such information with the Commission pursuant to the foregoing.

        In addition, so long as the Securities remain outstanding and during any period during which the Company is not subject to Section 13 or 15(d) of the US Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company will furnish to Holders and prospective purchasers of the Securities upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the US Securities Act.

        So long as the Securities are listed on the Luxembourg Stock Exchange, copies of the information and reports referred to in clauses (1) through (3) of the first paragraph of this Section 10.17 will be available during normal business hours at the offices of the Paying Agent in Luxembourg.

        SECTION 10.18.    Limitation on Lines of Business.

        The Company shall, and shall cause each Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, directly or indirectly engage primarily in a Related Business.

        SECTION 10.19.    Payment of Additional Amounts.

        The Company agrees that, if any deduction or withholding of any present or future withholding taxes, levies, imposts or charges whatsoever imposed by or for the account of Luxembourg or any political subdivision or taxing authority thereof or therein shall be required, the Company will (subject to compliance by the holders of the Securities with any relevant administrative requirements) pay such additional amount in respect of principal (and premium, if any) and interest (the "Additional Amounts") as may be necessary in order that the net amounts paid to such holders pursuant to the Securities after such deduction or withholding shall equal the respective amounts of principal (and premium, if any) and interest specified in the Securities; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or an amount of (i) any tax or governmental charge which would not be payable but for the fact that the holder of a Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, Luxembourg or such political subdivision or otherwise having some connection with Luxembourg or such political subdivision other than the holding or ownership of such Security or the collection of principal of (and premium, if any) and interest on such Security or the enforcement of such Security; (ii) any tax or other governmental charge that would not have been imposed but for the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) any deduction or withholding imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive; (iv) any tax or other governmental charge required to be withheld by any Paying Agent from a payment on a Security, if such payment can be made without such deduction or withholding by any other Paying Agent; (v) any tax or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with Luxembourg or any political subdivision thereof if such compliance is required as a precondition to relief or exemption from such tax or other governmental charge (including without limitation a certification that such holder is not resident in the Luxembourg or any political subdivision thereof or an individual resident in a member state of the European Union).

        In addition, the Company shall not have any obligation to pay Additional Amounts to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal or interest on a Security if the laws of Luxembourg or any political subdivision thereof require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder of such Security.

        SECTION 10.20.    Limitation of Layered Debt.

        Notwithstanding anything else to the contrary in this Indenture, no member of the Restricted Group (other than the Company or any Operating Entity) shall Incur any Debt, other than (1) Debt Incurred pursuant to Section 10.08(1), (2) Debt Incurred by Millicom Telecommunications S.A. to the extent secured by the shares of capital stock of Tele2 AB that at the date of this Indenture are subject to the Securities Lending Agreement and so long as no portion of such Debt is recourse to or guaranteed by any other member of the Restricted Group and (3) Debt outstanding on the date of this Indenture.

        SECTION 10.21.    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.01 and 10.05 to 10.20, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

        SECTION 10.22.    Release from Certain Covenants.

        If on any date (i) the Securities have an Investment Grade rating from both Rating Agencies and no Event of Default has occurred and is continuing, or (ii) on or after December 1, 2006 (A) the Leverage Ratio does not exceed 1.0 to 1, (B) the Coverage Ratio is at least 6.0 to 1, and (C) no default or defaults shall have occurred and be continuing at any time during the 36 months immediately preceding such date under any bond(s), debenture(s), note(s) or other evidence(s) of Debt by the Company or any Significant Restricted Group Member or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of such type by the Company or any Significant Restricted Group Member with a principal amount then outstanding, individually or in the aggregate, in excess of $30 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay such Debt when due at the final maturity thereof, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and notwithstanding that the Company may later cease to have an Investment Grade rating, to meet the Leverage Ratio or the Coverage Ratio specified above or such default shall have occurred and be continuing or such Debt shall have become due and payable, the Company, the Restricted Subsidiaries of the Company, the Restricted Affiliates and the Restricted Subsidiaries of the Restricted Affiliates shall be released from their obligations to comply with Sections 5.01(3) (with respect to Section 10.14), 5.01(4) (with respect to Section 8.01(3)), 5.01(5) (with respect to Sections 10.08, 10.09, 10.10, 10.11, 10.12, 10.14 and 10.15), 8.01(3), 10.08, 10.09, 10.10, 10.11, 10.12, 10.14 and 10.15. For this purpose, such release means that the Company, the Restricted Subsidiaries of the Company, the Restricted Affiliates and the Restricted Subsidiaries of the Restricted Affiliates may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

        SECTION 10.23.    Outstanding Company Debt.

        The Company shall purchase, redeem or otherwise acquire or retire all outstanding 13 1/2% Notes and all outstanding 11% Notes, in each case, within 45 days after the date of this Indenture. In addition, not later than the 46th day after the date of this Indenture, the Company shall either (a) provide to the Trustee an Officer's Certificate attaching evidence of a waiver by the holders of the 2% Notes with respect to any default or event of default under the outstanding 2% Notes arising from (x) the purchase, redemption or acquisition of the 13 1/2 Notes by the Company pursuant to the foregoing sentence or (y) the issue of the Mandatorily Exchangeable Notes, entering into the Securities Lending Agreement and the performance of the obligations thereunder, or (b) redeem, purchase or otherwise acquire or retire all outstanding 2% Notes.

ARTICLE ELEVEN
Redemption of Securities

        SECTION 11.01.    Right of Redemption.

        (a)   Subject to subsection (c) below, the Securities may be redeemed prior to December 1, 2006 only in the event that the Company receives net proceeds from any sale of its Common Stock, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem Securities in a principal amount of up to an aggregate amount equal to 35% of the original principal amount of the Securities (including any Additional Securities issued pursuant to this Indenture); provided, however, that at least 65% of the original principal amount of the Securities (including any Additional Securities issued pursuant to this Indenture) remains Outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of any such sale and upon not less than 30 nor more than 60 days' notice by mail to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000 at a Redemption Price in cash of 110% of the principal amount of the Securities plus accrued and unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

        (b)   The Securities may be redeemed, as a whole or in part, at the election of the Company, at any time and from time to time on or after December 1, 2008 and prior to Maturity, upon not less than 30 nor more than 60 days' notice by mail from the Company to each Holder of Securities to be redeemed (with a copy to the Trustee) at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000 at the Redemption Prices in cash specified in the form of Security herein set forth, together with accrued interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

        (c)   The Securities further may be redeemed, as a whole, at the election of the Company or any successor entity if, as the result of any change in or any amendment to the laws or any regulation or rulings promulgated thereunder of (i) Luxembourg or (ii) in the case of a successor entity, such entity's jurisdiction of organization, or, in each case, of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in an application or interpretation of such laws, regulations or rulings either generally or in relation to the Securities, which change or amendment to such laws, regulations, rulings, application or interpretation becomes effective after (i) the issue date of the Securities or (ii) the date such successor entity assumes the Company's obligations hereunder, respectively, it is determined by the Company or such successor entity that the Company or such successor entity would be required to pay any Additional Amounts pursuant to Section 10.19 of this Indenture or the terms of any Security thereof in respect of interest on the next succeeding Interest Payment Date pursuant to the terms of the Securities at a Redemption Price in cash equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. Prior to any redemption of such a series of Securities pursuant to this Section 11.01(c), the Company shall provide the Trustee with an Opinion of Counsel that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have occurred. Such Opinion of Counsel shall be based on the laws and application and interpretation thereof in effect on the date of such opinion or to become effective on or before the next succeeding Interest Payment Date.

        SECTION 11.02.    Applicability of Article.

        Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

        SECTION 11.03.    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. In the case of any redemption at the election of the Company pursuant to Section 11.01 prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with Section 11.01.

        SECTION 11.04.    Selection by Trustee of Securities to Be Redeemed.

        If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by lot from the Outstanding Securities not previously called for redemption or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

        The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

        SECTION 11.05.    Notice of Redemption.

        Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, or as otherwise required by Section 1.06.

        All notices of redemption shall state:

          (1)   the Redemption Date,

          (2)   the Redemption Price,

          (3)   whether the redemption is being made pursuant to Section 11.01(a) or (b) or (c) and, if being made pursuant to Section 11.01(a) or (c), a brief statement setting forth the Company's right to effect such redemption and the Company's basis therefor,

          (4)   if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (5)   that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (6)   the place or places where such Securities are to be surrendered for payment of the Redemption Price,

          (7)   that in the case that a Security is only redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities in an aggregate amount equal to the unredeemed portion of the Security,

          (8)   the aggregate principal amount of Securities being redeemed, and

          (9)   the CUSIP number or numbers of the Securities being redeemed.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall cause a copy of such notice of redemption to be published in a daily newspaper with general circulation in New York City (which is expected to be the Wall Street Journal), London (which is expected to be the Financial Times) and, for so long as any Securities are listed on the Luxembourg Stock Exchange, Luxembourg (which is expected to be the Luxemburger Wort).

        For so long as any Securities are listed on the Luxembourg Stock Exchange, in connection with any redemption, the Company will notify the Luxembourg Stock Exchange of any change in the principal amount of Securities Outstanding.

        SECTION 11.06.    Deposit of Redemption Price.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

        SECTION 11.07.    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

        SECTION 11.08.    Securities Redeemed in Part.

        Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE
[RESERVED]

ARTICLE THIRTEEN
Defeasance and Covenant Defeasance

        SECTION 13.01.    Company's Option to Effect Defeasance or Covenant Defeasance.

        Subject to Section 13.04, the Company may at its option by Board Resolution, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Outstanding Securities upon compliance with conditions set forth below in this Article Thirteen.

        SECTION 13.02.    Company's Option to Effect Defeasance or Covenant Defeasance.

        Upon the Company's exercise of the option provided in Section 13.01 applicable to this Section, the Company may be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under the Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 3.07, 6.07, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder including, but not limited to, Article Six herein and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

        SECTION 13.03.    Covenant Defeasance.

        Upon the Company's exercise of the option provided in Section 13.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 10.05 through 10.19, inclusive, and Clauses (2), (3) and (4) of Section 8.01, and (ii) the occurrence of an event specified in Sections 5.01(3), 5.01(4) (with respect to Clauses (2), (3) or (4) of Section 8.01), 5.01(5) (with respect to any of Sections 10.05 through 10.19, inclusive), 5.01(6) and 5.01(7) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

        SECTION 13.04.    Conditions to Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the then Outstanding Securities:

          (1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2)   In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3)   In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4)   The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5)   Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

          (6)   No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(8) and (9) are concerned with respect to the Company, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (7)   Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (8)   The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

          (9)   Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

        SECTION 13.05.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

        Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 13.05 only, the "Trustee") pursuant to Section 13.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of this Article Thirteen.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (at the Company's expense), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

        SECTION 13.06.    Reinstatement.

        If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MILLICOM INTERNATIONAL CELLULAR S.A.

By:

Name: Title:
By:

Name: Title:

THE BANK OF NEW YORK, As Trustee
By:

Name: Title:

ANNEX A—Form of Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to § 3.06(b)(i) and (iii) of the Indenture)

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Department

Re:	10% Senior Notes due 2013 of Millicom International Cellular S.A. (the "Securities")

        Reference is made to the Indenture, dated as of November 24, 2003 (the "Indenture"), from Millicom International Cellular S.A. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $                              principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

CUSIP No. 600814AHO
CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)    Rule 904 Transfers.    If the transfer is being effected in accordance with Rule 904:

            (A)  the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

            (B)  the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;

            (C)  either:

                (i)  at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

A-1

               (ii)  the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

            (D)  no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

            (E)  if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

            (F)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2)    Rule 144 Transfers.    If the transfer is being effected pursuant to Rule 144:

            (A)  the transfer is occurring after November 24, 2004 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

            (B)  the transfer is occurring after November 24, 2005 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

A-2

ANNEX B—Form of Restricted Securities Certificate

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to § 3.06(b)(ii),
(iii), (iv) and (v) of the Indenture)

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Department

Re:	10% Senior Notes due 2013 of Millicom International Cellular S.A. (the "Securities")

        Reference is made to the Indenture, dated as of November 24, 2003 (the "Indenture"), from Millicom International Cellular S.A. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $                              principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

CUSIP No. L6388FAF9
CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

          (1)    Rule 144A Transfers.    If the transfer is being effected in accordance with Rule 144A:

            (A)  the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions; and

            (B)  the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

B-1

          (2)    Rule 144 Transfers.    If the transfer is being effected pursuant to Rule 144:

            (A)  the transfer is occurring after November 24, 2004 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

            (B)  the transfer is occurring after November 24, 2005 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-2

ANNEX C—Form of Unrestricted Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 3.06(c))

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Department

Re:	10% Senior Notes due 2013 of Millicom International Cellular S.A. (the "Securities")

        Reference is made to the Indenture, dated as of November 24, 2003 (the "Indenture"), from Millicom International Cellular S.A. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $                              principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

CUSIP No(s).
CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 3.06(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after November 24, 2005 and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

C-1

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:
Name: Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-2

ANNEX D

MILLICOM INTERNATIONAL CELLULAR S.A.

                                  ,

The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041

The Bank of New York
One Canada Square
London E14 5AL
Attn: Corporate Trust Department

Re:	10% Senior Notes due
2013

Ladies and Gentlemen:

        Reference is hereby made to the Indenture dated as of November 24, 2003 (the "Indenture"), between Millicom International Cellular S.A., as Issuer, and The Bank of New York, as Trustee. Capitalized terms used and not defined herein shall have the meanings given them in the Indenture.

        This letter relates to U.S. $                              principal amount of Securities represented by the Regulation S Global Security, held by the Trustee pursuant to Section 2.01 of the Indenture. We hereby certify that the offering of the Securities closed on November 24, 2003 and therefore, the distribution compliance period (as defined in Regulation S) with respect to the offer and sale of the Securities will terminate on January 3, 2004.

MILLICOM INTERNATIONAL CELLULAR S.A.
By:
Name: Title:
cc:	Euroclear Clearstream

D-1

ANNEX E

[RESERVED]

E-1

ANNEX F

REGISTRATION RIGHTS AGREEMENT

         EXECUTION COPY

MILLICOM INTERNATIONAL CELLULAR S.A.

$550,000,000

10% SENIOR NOTES DUE 2013

REGISTRATION RIGHTS AGREEMENT

Dated November 24, 2003

between

MILLICOM INTERNATIONAL CELLULAR S.A.

and

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CITIGROUP GLOBAL MARKETS LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DEUTSCHE BANK AG LONDON

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into November 24, 2003, between Millicom International Cellular S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg (the "Company"), and Morgan Stanley & Co. International Limited ("MS"), Citigroup Global Markets Limited, Credit Suisse First Boston (Europe) Limited and Deutsche Bank AG London (collectively, the "Initial Purchasers").

        This Agreement is made pursuant to the Purchase Agreement dated November 19, 2003, between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $550,000,000 principal amount of the Company's 10% Senior Notes due 2013 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.    Definitions.

        As used in this Agreement, the following capitalized defined terms shall have the following meanings:

  "1933 Act" shall mean the U.S. Securities Act of 1933, as amended from time to time.

  "1934 Act" shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

  "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) with respect to the Exchange Securities and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

  "Exchange Securities" shall mean securities issued by the Company under the Indenture containing terms identical to the Securities (except that (i) Special Interest shall not accrue and be payable thereon; (ii) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from November 24, 2003 and (iii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

  "Holder" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that, for purposes of Sections 5 and 6 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 5(a)).

  "Indenture" shall mean the Indenture relating to the Securities dated as of November 24, 2003 between the Company and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

  "Initial Purchasers" shall have the meaning set forth in the preamble.

  "Issue Date" shall mean the date of original issuance of the Securities.

  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

  "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

  "Purchase Agreement" shall have the meaning set forth in the preamble.

  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

  "Registrable Securities" shall mean each Security until (a) the date on which such Security has been exchanged by a person other than a broker-dealer for an Exchange Security in the Exchange Offer, (b) following the exchange by a broker-dealer in the Exchange Offer of a Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the 1933Act and disposed of in accordance with the Shelf Registration Statement, (d) the date on which such Security is distributed to the public pursuant to Rule 144 under the 1933 Act or is eligible to be sold pursuant to paragraph (k) of Rule 144 thereunder, or (e) the date on which such Security ceases to be outstanding.

  "Registration Default" shall have the meaning set forth in Section 3.

  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers), (viii) if required, all fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the National Association of Securities Dealers, Inc., and (ix) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance; but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the fees and expenses incurred in connection with the listing of the Exchange Securities on any securities exchange pursuant to Section 4(n).

  "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

  "SEC" shall mean the U.S. Securities and Exchange Commission.

  "Shelf Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(b) hereof.

  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

  "Underwriter" shall have the meaning set forth in Section 5 hereof.

  "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

        2.    Registration Under the 1933 Act.

        (a)   To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall (A) prepare and, on or prior to 90 days after the Issue Date, file with the SEC an Exchange Offer Registration Statement with respect to the Exchange Offer, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the 1933 Act on or prior to 180 days after the Issue Date, and (C) cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its reasonable best efforts to have the Exchange Offer consummated not later than 45 days after such effective date (unless a longer time is required by the U.S. federal securities laws). The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

            (i)  that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not validly withdrawn will be accepted for exchange;

           (ii)  the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

          (iii)  that, subject to Section 2(b) hereof, any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

          (iv)  that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

           (v)  that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

        As soon as practicable after the last Exchange Date, the Company shall:

            (i)  accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

           (ii)  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

        The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

        Each Holder of Registrable Securities, as a condition to its participation in the Exchange Offer, (A) shall represent to the Company and its counsel in writing (which may be contained in the applicable letter of transmittal), that (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities in violation of the 1933 Act, and (iii) such Holder is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company and (B) shall make such other representations as may reasonably be necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or another appropriate form under the 1933 Act available. No securities shall be included in the Exchange Offer Registration Statement other than the Exchange Securities.

        (b)   In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, or (ii) any Holder of a Registrable Security notifies the Company prior to the 20th day after consummation of the Exchange Offer that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) it is a broker-dealer that holds Securities acquired directly from the

Company or one of its affiliates (as defined in Rule 405 under the 1933 Act), the Company shall use its reasonable best efforts, as soon as practicable and in any event on or prior to 90 days after such determination is made or such notice is given to the Company, as the case may be, to file a Shelf Registration Statement and to have such Shelf Registration Statement declared effective by the SEC as soon as practicable and in any event on or prior to 180 days after such filing obligation arises. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

        (c)   The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

        3.    Special Interest.

        If (i) any Registration Statement required by this Agreement is not filed with the SEC on or prior to the applicable date specified for such filing pursuant to Section 2(a) or Section 2(b), as the case may be, (ii) any such Registration Statement has not been declared effective by the SEC on or prior to the applicable date specified for such effectiveness pursuant to Section 2(a) or Section 2(b), as the case may be, (iii) the Exchange Offer has not been consummated on or prior to the 45th day after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made) or (iv) any Registration Statement required by Section 2(a) or Section 2(b), as the case may be, is filed and declared effective but shall thereafter cease to be effective (except as permitted herein) or fail to be usable for its intended purpose without being succeeded promptly by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five business days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Registrable Securities affected thereby special interest ("Special Interest"), which shall accrue at the rate of 0.25% per annum with respect to the first 90-day period immediately following the occurrence of such Registration Default. The rate of Special Interest shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of Special Interest of 1.00% per annum; provided that the Company shall in no event be required to pay Special Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the accrual of Special Interest with respect to the Registrable Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

        The Company shall notify the Trustee and any paying agent under the Indenture promptly upon the happening of each and every Registration Default. All accrued Special Interest shall be paid in cash to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date (as defined therein), as more fully set forth in the Indenture and the Securities. Notwithstanding the fact that any Securities for which Special Interest is due cease to be Registrable Securities, all obligations of the Company to pay Special Interest with respect to such Securities shall survive until such time as such obligations with respect to such Securities shall have been satisfied in full. Each obligation to pay Special Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

        Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

        4.    Registration Procedures.

        In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible (but in any event subject to the requirements of Section 2 hereof):

          (a)   prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b)   prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

          (c)   in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d)   use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Underwriter or Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e)   in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f)    use reasonable best efforts to obtain the withdrawal of any order enjoining or suspending the use of the Prospectus or the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (g)   in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (including documents incorporated therein by reference or exhibits thereto, to the extent requested);

          (h)   in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

          (i)    in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 4(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

          (k)   obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

          (l)    cause the Indenture to be qualified under the U.S. Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m)  in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that such persons shall first agree in writing with the Company that any information that (a) is not already in the possession of such persons, (b) is not available to the public and (c) is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law or other regulatory authority (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such person; (iv) such information is also obtained from a third party that, insofar as such persons are aware, is not bound by a confidentiality agreement or other obligation not to disclose such information or such information relates to the U.S. federal income tax treatment and tax structure of the transaction and confidentiality is not reasonably necessary to comply with applicable securities laws;

          (n)   in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

          (o)   use its reasonable best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

          (p)   if reasonably requested by any Underwriter or Holder, or any placement or sales agent or counsel acting on behalf of such Underwriter or Holder, of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

          (q)   in the case of a Shelf Registration, enter into such customary agreements and take all such other customary actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

          (r)   comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158, no later than 60 days after the end of any 12-month period (or 120 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158;

          (s)   cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (t)    use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby; and

          (u)   obtain all relevant approvals of authorities in Luxembourg in relation to the Exchange Offer and public offering of the Exchangeable Securities in Luxembourg.

        In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

        In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only four times during any 365-day period, all such suspensions may not exceed 90 days during any 365-day period, any such suspension may not exceed 45 days and there may not be more than four suspensions in effect during any 365-day period.

        The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

        5.    Participation of Broker-Dealers in Exchange Offer.

        (a)   The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

        The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

        (b)   In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 5(a) above; provided that:

            (i)  the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 4(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 4 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 5; and

           (ii)  the application of the Shelf Registration procedures set forth in Section 4 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 4 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be MS unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

        (c)   The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 5(b) above.

        6.    Indemnification and Contribution.

        (a)   The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing through MS or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 4, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

        (b)   Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

        (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by MS. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d)   If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

        (e)   The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        All amounts payable under this Agreement shall be payable in U.S. Dollars, net of all present and future taxes and any other fees, expenses, assessments, or charges of any kind (including, without limitation, value added tax) imposed by the local government or any political subdivision or taxing authority thereof or any other jurisdiction from which such fees and expenses may be paid. The Company hereby agrees to indemnify the Holders of the Securities for the full amount of any of such taxes, fees, expenses, assessments, or other charges paid by such Holders and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes, fees, expenses, assessments, or other charges were correctly or legally asserted.

        The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

        7.    Miscellaneous.

        (a)   No Inconsistent Agreements.    The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

        (b)   Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

        (c)   Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (d)   Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the

Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (e)   Purchases and Sales of Securities.    The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

        (f)    Third Party Beneficiary.    The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

        (g)   Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)   Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law.    This Agreement shall be governed by the laws of the State of New York.

        (j)    Agent for Service; Submission to Jurisdiction.    Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any United States federal and New York State courts located in the Borough of Manhattan, The City of New York, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto. For so long as any Securities remain outstanding, the Company irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011 as its respective agent (the "Authorized Agent") for service of process in any suit, action or proceeding arising out of or relating to this Agreement, that may be instituted in United States federal and New York State courts located in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable during the aforesaid period unless and until replaced by an agent reasonably acceptable to the Trustee. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, and, in the event such appointment ceases to be in full force and effect, the Company agrees to promptly and irrevocably for so long as any Securities remain outstanding appoint another agent for such service of process. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

        (k)   Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MILLICOM INTERNATIONAL CELLULAR S.A.

By:

Name: Title:
By:

Name: Title:

Confirmed and accepted as of
    the date first above written:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CITIGROUP GLOBAL MARKETS LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DEUTSCHE BANK AG LONDON

Acting severally on behalf of themselves and
    the several Initial Purchasers named in
    Schedule I hereto.

By: MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:

Name: Title:

SCHEDULE I

Initial Purchasers
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CITIGROUP GLOBAL MARKETS LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DEUTSCHE BANK AG LONDON

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REGULATION S CERTIFICATE (For transfers pursuant to § 3.06(b)(i) and (iii) of the Indenture)
RESTRICTED SECURITIES CERTIFICATE (For transfers pursuant to § 3.06(b)(ii), (iii), (iv) and (v) of the Indenture)
UNRESTRICTED SECURITIES CERTIFICATE (For removal of Securities Act Legends pursuant to § 3.06(c))
MILLICOM INTERNATIONAL CELLULAR S.A.
  ANNEX E
REGISTRATION RIGHTS AGREEMENT